     As filed with the Securities and Exchange Commission on June 28, 1996
                                                        Registration No. 33-___

===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              -------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                              -------------------

                                THE BUCKLE, INC.
             (Exact name of registrant as specified in its charter)

           Nebraska                                  47-0366193
(State or other jurisdiction                      (I.R.S. employer
of incorporation or organization)                 identification number)


      2407 West 24th Street
      Kearney, Nebraska                                   68847
      (Address of principal                            (Zip code)
      executive offices)

                                  ----------------
                        1995 Executive Stock Option Plan
                            (Full title of the Plan)
                                  ----------------
                            Dennis Nelson, President
                                The Buckle, Inc.
                             2407 West 24th Street
                            Kearney, Nebraska 68847
                                 (308) 236-8491

                      (Name, address and telephone number,
                   including area code, of agent for service)
                                  ----------------
                                 With copy to:

                             Robert J. Routh, Esq.
                              Knudsen, Berkheimer,
                          Richardson, Endacott & Routh
                                1000 NBC Center
                            Lincoln, Nebraska 68508

                        CALCULATION OF REGISTRATION FEE
===============================================================================

                                Proposed    Proposed
                                Maximum     Maximum
   Title of        Amount       Offering    Aggregate     Amount of
Securities to       to be       Price Per   Offering    Registration
be Registered    Registered(1)  Share (2)   Price(2)         Fee
- ---------------  -------------  ---------   ----------  ------------
Common Stock
(par value $.05    500,000       $27.99     $13,993,750   $4,825.43
   per share)       shares

===============================================================================

         (1) 165,000 shares are being offered pursuant to stock options previously granted under the Plan, and 335,000 are being offered under options that may be granted under the Plan in the future.

         (2) Reflects a weighted average of the per share exercise price ($13.75) of 165,000 options perviously granted and all shares offered under options which may be granted in the future (based on the average of the high and low prices of shares of the same class reported in the consolidated reporting system on June 25, 1996), in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be delivered to employees in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act of 1933.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                 The following documents are incorporated by reference into this Registration Statement: (i) the Registrant's Annual Report on Form 10-K for the fiscal year ended February 3, 1996; (ii) all other reports filed pursuant to section 13(a) or 15(d) of the Securities Exchange Act since February 3, 1996; and (iii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on April 28, 1992.

                 All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES.

                 Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                 Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                 Sections 21-20,102 to 21-20,110 of the Nebraska Business Corporation Act empowers the Registrant to indemnify, subject to the standards set forth therein, any persons in connection with any action, suit or proceeding brought or threatened by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant. The Nebraska Business Corporation Act also provides that the Registrant may purchase insurance on behalf of any such director, officer, employee or agent. On September 3, 1991, the Registrant adopted a resolution providing for the indemnification by the

Registrant of each director, officer, employee or agent of the Registrant to the full extent permitted by the Nebraska Business Corporation Act. The Registrant maintains an insurance policy insuring its directors and officers against liability for certain acts and omissions while acting in their official capacities. Additionally, on May 7, 1992 the Registrant and its principal stockholder entered into an Underwriting Agreement with certain Underwriters (as defined in the Agreement), which Agreement provides for indemnification by the Underwriters of the Registrant, each of its directors and officers, and each person who controls the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                 Not applicable.

ITEM 8.  EXHIBITS.

                 See Exhibit Index at page 8.

ITEM 9.  UNDERTAKINGS.

                 (a)      The Undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                  (i)      To include any prospectus required
                 by Section 10(a)(3) of the Securities Act of 1933;

                                  (ii)     To reflect in the prospectus any
                 facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                                  (iii) To include any material information
                 with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                          (b)     The undersigned Registrant hereby undertakes
that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (c)     Insofar as indemnification for liabilities
arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kearney, State of Nebraska, on June 28, 1996.

                                               THE BUCKLE, INC.


                                               By:DENNIS H. NELSON
                                                  ___________________________
                                                  Dennis H. Nelson
                                                  President

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel J. Hirschfeld and Dennis H. Nelson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, and each of them, and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

  Signature                      Capacity                    Date
  ---------                      --------                    ----
                                 Chairman of the Board,
                                 Chief Executive Officer
                                 and Director (Principal
  DANIEL J. HIRSCHFELD           Executive Officer)          June 28, 1996
- ------------------------
  Daniel J. Hirschfeld

                                 President, Chief Oper-
                                 ating Officer and
                                 Director (Principal
    DENNIS H. NELSON             Executive Officer)          June 28, 1996
- ------------------------
    Dennis H. Nelson


Signature                        Capabilities                       Date
- ---------                        ------------                       ----
                                 Vice President of Finance,
                                 Treasurer, and
                                 Director (Principal
                                 Financial and Account-
     KAREN B. RHOADS             ing Officer)                June 28, 1996
- -----------------------
     Karen B. Rhoads


                                 Director                    June ___, 1996
- ------------------------
   Bill L. Fairfield


                                 Director                    June ___, 1996
- ------------------------
   Robert E. Campbell


   WILLIAM D. ORR                Director                    June 28, 1996
- ------------------------
   William D. Orr


                                 Director                    June ___, 1996
- ------------------------
  Ralph M. Tysdal



                               INDEX TO EXHIBITS



Exhibit                                                               Sequential
Number              Description                                        Page No.
- -------             -----------                                       ----------
4.1                 Registrant's 1995 Executive Stock
                    Option Plan

4.2                 Form of Non-Qualified Stock Option
                    Agreement

4.3                 Form of Non-Qualified Stock Option
                    Agreement

5.1                 Opinion of Knudsen, Berkheimer, Richardson,
                    Endacott & Routh and its consent

23.1                Consent of Deloitte & Touche

23.2                Consent of Knudsen, Berkheimer, Richardson,
                    Endacott & Routh (included in its opinion in Exhibit 5.1)

24.1                Power of Attorney (included on page 6)